EXHIBIT 99

MBT Financial Corp. Announces Fourth Quarter 2009 Results

MONROE, Mich., January 28, 2010 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a fourth quarter 2009 net loss of $24.1 million, or $1.49 per share, compared to the loss of $3.0 million, or $0.19 per share in the fourth quarter of 2008. The full year loss for 2009 is $33.2 million, or $2.05 per share compared to a profit of $1.7 million, or $0.10 per diluted share in 2008.

The fourth quarter results include $2.4 million in gains on securities sold, a $6.4 million charge to record the other than temporary impairment of pooled trust preferred CDO investments, $1.8 million in losses on the sales and write downs of other real estate owned, and a $13 million expense to establish a valuation allowance for deferred tax assets. In addition, the fourth quarter provision for loan losses was $17 million, an increase of $7 million compared to the fourth quarter of 2008.

The Net Interest Income for the fourth quarter of 2009 was $10.1 million, an increase of $378,000, or 3.9% compared to the same period in 2008. Although average earning assets decreased $152.8 million, the Net Interest Margin increased from 2.79% to 3.22%, resulting in the increase in net interest income. Average earning assets decreased due to a reduction of $94.3 million, or 9.8% in average loans, as economic conditions significantly decreased loan demand.

Non interest income, excluding securities gains and impairment charges increased from $3.8 million in the fourth quarter of 2008 to $4.0 million in the fourth quarter of 2009. This was due to increases in all revenue sources except services charges on deposit accounts, which decreased due to lower overdraft fees.

Non Interest expenses increased $1.8 million, or 20.1% due to higher losses on other real estate transactions and increased FDIC deposit insurance assessments. The bank continues to focus on controlling expenses, and excluding these two items, non interest expenses decreased $218,000, or 2.6% compared to the fourth quarter of 2008.

Total assets of the bank decreased $178.3 million compared to December 31, 2008 mainly due to the previously mentioned decrease in loan demand. Although the large loss reduced total capital by $38.6 million, the company’s capital position remained strong at 5.95% of assets, compared to 7.74% a year ago. In addition, the company liquidity position remains good, with cash and investments totaling 29.9% of assets.

H. Douglas Chaffin, President and CEO, commented, “Although the national economy is beginning to show signs of recovering from the worst recession since the great depression, we expect the recession to continue through 2010 for the state of Michigan. The high level of unemployment and the unprecedented decline in real estate values had a negative impact on our asset quality and earnings throughout 2009. This required us to increase our allowance for loan losses from $18.5 million at the end of 2008 to $24.1 million at the end of 2009 and record losses totaling $9.7 million on other real estate during the year. In addition, the length and severity of the recession caused significant damage to the financial services industry nationwide, which caused us to recognize sizable impairment of the investment securities we own that were issued by other financial institutions. Due to the net operating losses recorded in the last two years, and the uncertainty of our future earnings, we decided to establish a $13 million valuation allowance against our deferred tax assets in the fourth quarter of 2009.”

Mr. Chaffin concluded, “For the second consecutive quarter, real estate values and unemployment rates in our market have been stable. Since we do not anticipate any significant recovery in our local markets soon, our Board is currently considering various options that might be available to raise additional capital. In 2010 we will focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, and controlling expenses.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss fourth quarter results on Friday, January 29, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (800) 860-2442. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan, with $1.4 billion in assets. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly					Year to Date
	2009	2009	2009	2009	2008
(dollars in thousands except per share data)	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	2009	2008

EARNINGS
Net interest income	$10,101	$10,516	$10,185	$10,213	$9,723	$41,015	$42,389
FTE Net interest income	$10,417	$10,857	$10,536	$10,565	$10,088	$42,375	$43,752
Provision for loan and lease losses	$17,000	$6,800	$8,000	$4,200	$10,000	$36,000	$18,000
Non-interest income	$(39)	$3,559	$3,630	$3,331	$3,900	$10,481	$15,985
Non-interest expense	$10,535	$11,390	$14,589	$11,997	$8,773	$48,511	$39,999
Net income (loss)	$(24,127)	$(2,325)	$(5,373)	$(1,367)	$(2,997)	$(33,192)	$1,692
Basic earnings (loss) per share	$(1.49)	$(0.14)	$(0.33)	$(0.08)	$(0.19)	$(2.05)	$0.10
Diluted earnings (loss) per share	$(1.49)	$(0.14)	$(0.33)	$(0.08)	$(0.19)	$(2.05)	$0.10
Average shares outstanding	16,204,139	16,192,914	16,182,528	16,165,841	16,143,902	16,186,478	16,134,570
Average diluted shares outstanding	16,204,139	16,192,914	16,193,278	16,181,966	16,154,652	16,186,478	16,165,574

PERFORMANCE RATIOS
Return on average assets	-6.88%	-0.64%	-1.48%	-0.37%	-0.77%	-2.29%	0.11%
Return on average common equity	-86.63%	-8.20%	-18.31%	-4.53%	-9.78%	-28.68%	1.34%

Base Margin	3.08%	3.08%	3.00%	2.89%	2.65%	3.01%	2.91%
FTE Adjustment	0.10%	0.10%	0.10%	0.10%	0.10%	0.10%	0.10%
Loan Fees	0.04%	0.06%	0.04%	0.05%	0.04%	0.05%	0.06%
FTE Net Interest Margin	3.22%	3.24%	3.14%	3.04%	2.79%	3.16%	3.07%

Efficiency ratio	58.72%	61.90%	70.22%	69.70%	59.11%	65.07%	60.36%
Full-time equivalent employees	362	361	370	383	384	369	378

CAPITAL
Average equity to average assets	7.95%	7.84%	8.10%	8.09%	7.83%	8.00%	8.20%
Book value per share	$5.08	$6.81	$6.80	$7.18	$7.49	$5.08	$7.49
Cash dividend per share	$-	$-	$0.01	$0.01	$0.09	$0.02	$0.54

ASSET QUALITY
Loan Charge-Offs	$11,721	$12,364	$6,334	$1,575	$10,132	$31,994	$20,648
Loan Recoveries	$211	$262	$456	$600	$252	$1,529	$954
Net Charge-Offs	$11,510	$12,102	$5,878	$975	$9,880	$30,465	$19,694

Allowance for loan and lease losses	$24,063	$18,573	$23,875	$21,753	$18,528	$24,063	$18,528

Nonaccrual Loans	$56,992	$62,038	$61,917	$50,437	$47,872	$56,992	$47,872
Loans 90 days past due	$20	$192	$300	$864	$93	$20	$93
Restructured loans	$29,102	$14,359	$7,552	$4,901	$5,811	$29,102	$5,811
Total non performing loans	$86,114	$76,589	$69,769	$56,202	$53,776	$86,114	$53,776
Other real estate owned & other assets	$19,632	$20,737	$18,270	$22,792	$19,211	$19,632	$19,211
Nonaccrual Investment Securities	$4,740	$-	$945	$-	$-	$4,740	$-
Total non performing assets	$110,486	$97,326	$88,984	$78,994	$72,987	$110,486	$72,987
Problem Loans Still Performing	$46,278	$48,366	$59,076	$75,127	$63,935	$46,278	$63,935
Total Problem Assets	$156,764	$145,692	$148,060	$154,121	$136,922	$156,764	$136,922

Net loan charge-offs to average loans	5.25%	5.34%	2.57%	0.42%	4.08%	3.36%	2.00%
Allowance for losses to total loans	2.83%	2.11%	2.62%	2.35%	1.97%	2.83%	1.97%
Non performing loans to gross loans	10.13%	8.71%	7.66%	6.08%	5.71%	10.13%	5.71%
Non performing assets to total assets	7.98%	6.75%	6.17%	5.32%	4.67%	7.98%	4.67%
Allowance to non performing loans	27.94%	24.25%	34.22%	38.71%	34.45%	27.94%	34.45%

END OF PERIOD BALANCES
Loans and leases	$849,910	$879,513	$910,356	$923,919	$941,732	$849,910	$941,732
Total earning assets	$1,258,073	$1,315,930	$1,321,006	$1,363,015	$1,434,098	$1,258,073	$1,434,098
Total assets	$1,384,084	$1,442,512	$1,441,582	$1,485,854	$1,562,401	$1,384,084	$1,562,401
Deposits	$1,031,791	$1,047,649	$1,039,479	$1,066,886	$1,136,078	$1,031,791	$1,136,078
Interest Bearing Liabilities	$1,155,253	$1,199,403	$1,189,725	$1,232,573	$1,282,993	$1,155,253	$1,282,993
Shareholders' equity	$82,385	$109,597	$110,010	$116,096	$120,977	$82,385	$120,977
Total Shares Outstanding	16,210,110	16,198,785	16,187,277	16,178,121	16,148,482	16,210,110	16,148,482

AVERAGE BALANCES
Loans and leases	$869,130	$899,795	$918,513	$934,766	$963,445	$905,354	$983,585
Total earning assets	$1,283,459	$1,331,381	$1,346,749	$1,405,306	$1,436,265	$1,341,358	$1,427,942
Total assets	$1,390,430	$1,434,971	$1,452,339	$1,513,312	$1,557,430	$1,447,388	$1,536,271
Deposits	$1,024,353	$1,051,967	$1,054,447	$1,100,982	$1,144,238	$1,057,709	$1,101,719
Interest Bearing Liabilities	$1,158,525	$1,202,082	$1,212,880	$1,258,040	$1,297,202	$1,207,593	$1,275,011
Shareholders' equity	$110,495	$112,533	$117,677	$122,371	$121,969	$115,725	$125,945

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended December 31,		Twelve Months Ended December 31,
Dollars in thousands (except per share data)	2009	2008	2009	2008
Interest Income
Interest and fees on loans	$12,915	$14,584	$52,909	$62,472
Interest on investment securities-
Tax-exempt	779	913	3,358	3,390
Taxable	2,776	4,677	14,648	18,976
Interest on balances due from banks	32	16	89	29
Interest on federal funds sold	-	13	-	36
Total interest income	16,502	20,203	71,004	84,903

Interest Expense
Interest on deposits	3,706	6,713	17,986	26,835
Interest on borrowed funds	2,695	3,767	12,003	15,679
Total interest expense	6,401	10,480	29,989	42,514

Net Interest Income	10,101	9,723	41,015	42,389
Provision For Loan Losses	17,000	10,000	36,000	18,000

Net Interest Income After
Provision For Loan Losses	(6,899)	(277)	5,015	24,389

Other Income
Income from wealth management services	1,006	996	3,762	4,329
Service charges and other fees	1,484	1,576	5,788	6,371
Net gain (loss) on sales of securities	2,400	51	7,421	422
Other Than Temporary Impairment on securities	(5,859)	-	(14,952)	-
Portion of OTTI loss recognized in other
comprehensive income (before taxes)	(580)	-	3,192	-
Origination fees on mortgage loans sold	123	69	473	426
Bank Owned Life Insurance income	459	405	1,493	1,390
Other	928	803	3,304	3,047
Total other income	(39)	3,900	10,481	15,985

Other Expenses
Salaries and employee benefits	4,589	4,501	20,545	20,614
Occupancy expense	815	879	3,260	3,591
Equipment expense	721	810	3,069	3,290
Marketing expense	236	359	1,034	1,253
Professional fees	277	310	1,563	1,635
Collection expense	65	87	750	601
Net loss on other real estate owned	1,776	133	9,733	2,737
Other real estate owned expense	272	354	1,437	1,380
FDIC deposit insurance assessment	562	225	2,876	619
Other	1,222	1,115	4,244	4,279
Total other expenses	10,535	8,773	48,511	39,999

Income (Loss) Before Income Taxes	(17,473)	(5,150)	(33,015)	375
Income Tax Expense (Benefit)	6,654	(2,153)	177	(1,317)
Net Income (Loss)	$(24,127)	$(2,997)	$(33,192)	$1,692

Basic Earnings (Loss) Per Common Share	$(1.49)	$(0.19)	$(2.05)	$0.10

Diluted Earnings (Loss) Per Common Share	$(1.49)	$(0.19)	$(2.05)	$0.10

Dividends Declared Per Common Share	$-	$0.09	$0.02	$0.54

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31,
Dollars in thousands	(Unaudited)	2008
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$18,448	$24,463
Interest bearing	51,298	26,323
Federal funds sold	-	-
Total cash and cash equivalents	69,746	50,786

Securities - Held to Maturity	36,433	46,840
Securities - Available for Sale	307,346	406,117
Federal Home Loan Bank stock - at cost	13,086	13,086
Loans held for sale	931	784
Loans - Net	824,916	922,420
Accrued interest receivable and other assets	51,295	43,973
Bank Owned Life Insurance	47,953	45,488
Premises and Equipment - Net	32,378	32,907
Total assets	$1,384,084	$1,562,401

Liabilities
Deposits:
Non-interest bearing	$135,038	$144,585
Interest-bearing	896,753	991,493
Total deposits	1,031,791	1,136,078

Federal Home Loan Bank advances	228,500	261,500
Repurchase agreements	30,000	30,000
Interest payable and other liabilities	11,408	13,846
Total liabilities	1,301,699	1,441,424

Shareholders' Equity
Common stock (no par value)	593	321
Retained Earnings	89,380	122,896
Accumulated other comprehensive income	(7,588)	(2,240)
Total shareholders' equity	82,385	120,977
Total liabilities and shareholders' equity	$1,384,084	$1,562,401

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com